Exhibit 99.2

FIRST AMENDMENT TO WARRANT

This FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (the “First Amendment”) is made effective as of September __, 2011, by and between CyberDefender Corporation, a Delaware corporation (the “Company”), and GR Match, LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, the Company issued to Holder that certain Warrant to Purchase Common Stock of the Company dated May 6, 2009, upon the exercise of which Holder has the right to purchase 8,000,000 shares of common stock of the Company (the “Warrant”);

WHEREAS, the Company and Holder have entered into that certain Media and Marketing Services Agreement, dated July 19, 2011 (the “Media Services Agreement”); and

WHEREAS, as additional consideration for the services of Holder to the Company under the Media Services Agreement, the Company and Holder have agreed to amend the Warrant to reduce the exercise price of the Warrant.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree and covenant as follows:

1.           Recitals.  The foregoing recitals are hereby made part of this First Amendment.

2.           Amendment to Warrant.  Section 2 of the Warrant is hereby deleted in its entirety and replaced with the following language:

“2           Exercise Price.  The exercise price at which this Warrant may be exercised shall be $0.30 per share of Common Stock (the “Exercise Price”), as such Exercise Price may be adjusted from time to time pursuant to Section 4 hereof.”

3.           Continuing Enforceability. Except as amended hereby, all terms and conditions of the Warrant remain unchanged and continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered effective as of the date first written above.

COMPANY

CyberDefender Corporation

By:______________________________
     Kevin Harris, Interim CEO and CFO

HOLDER

GR Match, LLC

By:_____________________________
      Ben Van de Bunt, Manager